                                                                    EXHIBIT 21.2
[WFS LETTERHEAD]
                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1999
                   for Distribution Date of November 20, 1999


 COLLECTIONS
                                                                                                                DOLLARS
 Payments received                                                                                           107,490,434.48
      Plus:
           Servicer Advances                                                              1,166,737.37
           Reimbursement of holds                                                           830,335.09
                                                                                          ------------
                                                                                                               1,997,072.46
      Less:
           Reimbursement Advances                                                          (900,080.77)
           Funds deposited in Holds Account                                                (861,998.36)
                                                                                          ------------
                                                                                                              (1,762,079.13)
                                                                                                             --------------
 Total Funds Available for Distribution                                                                      107,725,427.81
                                                                                                             ==============
 DISTRIBUTIONS

      Servicing Fee                                                                       2,480,450.00
      Trustee and Other Fees                                                                328,811.96
      Other Miscellaneous Payments                                                          421,526.85
                                                                                          ------------
                                                                                                               3,230,788.81
      Note Interest Distributable Amount - Class A-1                   158,746.68
      Note Interest Distributable Amount - Class A-2                 3,093,383.33
      Note Interest Distributable Amount - Class A-3                 4,786,875.00
      Note Interest Distributable Amount - Class A-4                 1,923,750.00

                                                                     ------------
         Total Note Interest Distributable Amount                    9,962,755.01

      Certificate Interest Distributable Amount                      1,636,250.00
                                                                     ------------
 Total Interest Distribution                                                             11,599,005.01

      Note Principal Distributable Amount - Class A-1               12,139,896.63
      Note Principal Distributable Amount - Class A-2 thru A-4      72,411,684.93

      Certificate Principal Distributable Amount                             0.00
                                                                    -------------

 Total Principal Distribution                                                            84,551,581.56
                                                                                         -------------
 Total Principal and Interest Distribution                                                                    96,150,586.57

      Spread Account Deposit                                                                                   8,344,052.43

 Total Distributions                                                                                         107,725,427.81
                                                                                                             --------------

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1999
                   for Distribution Date of November 20, 1999


 PORTFOLIO DATA:
                                                         # of loans
       Beginning Security Balance                           69,012                               822,139,896.63

           Less: Scheduled Principal Balance                     0         (40,496,957.65)
                 Full Prepayments                           (4,692)        (32,224,460.79)
                 Partial Prepayments                             0                   0.00
                 Liquidations                               (1,025)        (11,830,163.12)
                                                                           ---------------
                                                                                                 (84,551,581.56)
                                                                                                ---------------
       Ending Security Balance                              63,295                               737,588,315.07

 OTHER RELATED INFORMATION:

 Spread Account:

       Beginning Balance                                                    57,004,449.02
          Deposits                                                           8,344,052.43
          Reductions                                                       (13,717,319.40)
                                                                           ---------------
       Ending Balance                                                                             51,631,182.05

       Beginning  Initial Deposit Repayment                                 40,000,000.00
          Repayments                                                       (13,717,319.40)
                                                                           ---------------
       Ending Initial Deposit Repayment                                                           26,282,680.60

 Modified Accounts:
       Principal Balance                                                             0.00%                 0.00
       Scheduled Balance                                                             0.00%                 0.00

 Servicer Advances
       Beginning Unreimbursed Advances:                                      1,155,987.30
       New Advances                                                          1,166,737.37
       Advances Reimbursed                                                    (900,080.77)
                                                                           ---------------
       Ending Unreimbursed Advances:                                                               1,422,643.90

 Holding Account:
       Beginning Balance                                                       878,958.81
       Funds Deposited                                                         861,998.36
       Withdrawal to Collection Account                                       (830,335.09)
                                                                           ---------------
       Ending Balance                                                                                910,622.08

 Net Charge-Off Data:                                     # of loans
       Charge-Offs                                            1801          11,636,181.39
       Recoveries                                             (952)         (2,401,543.29)
                                                                           ---------------
       Net Charge-Offs                                         849                                 9,234,638.10

 Delinquencies (P&I):                                     # of loans
       30-59 Days                                            1,678          17,389,365.17
       60-89 Days                                              416           4,367,028.38
       90-119 Days                                             197           2,026,189.69
       120 days and over                                        16             174,297.12


 Repossessions                                                  62             435,806.94

 Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
         or 9.01 of the Sale and Servicing Agreement)            0                                         0.00

 Charge-Off Percentage                                                                                     3.49%
 Delinquency Percentage                                                                                    0.86%

 WAC                                                                                                    14.3817%
 WAM                                                                                                     50.770

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 1999
                   for Distribution Date of November 20, 1999


                                BEGINNING                        PRIOR     CURRENT                        REMAINING        TOTAL
                ORIGINAL       OUTSTANDING                     PRINCIPAL   PRINCIPAL                     OUTSTANDING     PRINCIPAL
                PRINCIPAL       PRINCIPAL        PRINCIPAL     CARRYOVER   CARRYOVER     PRINCIPAL        PRINCIPAL     AND INTEREST
 CLASSES         BALANCE         BALANCE       DISTRIBUTABLE   SHORTFALL   SHORTFALL    DISTRIBUTION       BALANCE      DISTRIBUTION
 -------    ----------------  --------------   -------------   ---------   ---------    ------------     -----------   -------------
   A-1        190,000,000.00   12,139,896.63   12,139,896.63        0.00        0.00   12,139,896.63             0.00  12,298,643.31

   A-2        220,000,000.00  220,000,000.00   72,411,684.93        0.00        0.00   72,411,684.93   147,588,315.07  75,505,068.26

   A-3        345,000,000.00  345,000,000.00            0.00        0.00        0.00            0.00   345,000,000.00   4,786,875.00

   A-4        135,000,000.00  135,000,000.00            0.00        0.00        0.00            0.00   135,000,000.00   1,923,750.00

Certificate   110,000,000.00  110,000,000.00            0.00        0.00        0.00            0.00   110,000,000.00   1,636,250.00
====================================================================================================================================
TOTAL       1,000,000,000.00  822,139,896.63   84,551,581.56        0.00        0.00   84,551,581.56   737,588,315.07  96,150,586.57
====================================================================================================================================


                                           PRIOR    CURRENT
                                          INTEREST  INTEREST                          DEFICIENCY                POLICY
   NOTE       INTEREST   CALCULATED      CARRYOVER  CARRYOVER    INTEREST               CLAIM                    CLAIM
 CLASSES        RATE      INTEREST       SHORTFALL  SHORTFALL  DISTRIBUTION             AMOUNT                   AMOUNT
 -------      --------   -----------     ---------- ---------  ------------           ----------                -------
   A-1         5.008%     158,746.68        0.00       0.00      158,746.68              0.00                     0.00

   A-2         5.385%   3,093,383.33        0.00       0.00    3,093,383.33              0.00                     0.00

   A-3         5.550%   4,786,875.00        0.00       0.00    4,786,875.00              0.00                     0.00

   A-4         5.700%   1,923,750.00        0.00       0.00    1,923,750.00              0.00                     0.00

Certificate    5.950%   1,636,250.00        0.00       0.00    1,636,250.00
                                                                                      ==========                =======

                                                                                         0.00                     0.00
                                                                                      ==========                =======


                                                                                  Note Percentage           100.000000%
============================================================================
                                                                                  Certificate Percentage      0.000000%
TOTAL                  11,599,005.01        0.00       0.00    11,599,005.01
============================================================================